UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.       )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies: N/A
2)	Aggregate number of securities to which transaction applies: N/A
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
4)	Proposed maximum aggregate value of transaction: N/A
5)	Total fee paid: N/A
[ ]	Fee paid with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid: N/A
2)	Form, Schedule or Registration Statement No.: N/A
3)	Filing Party: N/A
4)	Date Filed: N/A

CFS Only Proxy Call Flow – Voting Campaigns

Hello, I am trying to reach < SH Full Name >. Is he/she available?
If yes, confirm SH identity
Who's Calling? (prior to confirming SH)
My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in < Specific Fund Name >.
Use Alternate Scripting (trust, custodian) if appropriate
Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote < recommendation >. Would you like to vote along with the recommendations of the Board?
My name is < First name, Last name > and I'm calling on a recorded line regarding the upcoming < Fund Family Name > shareholder meeting. Is < SH Full Name > available?
If yes
If no
Is there a better time to reach them?
If yes / If vote direction is given
If No / SH Declines to Vote
If Households for same SH:
I see you have additional investments with the < Fund Family >. Would you like to vote the same way on those investments?
< Use Appropriate Rebuttal followed by>
Would you like to vote along with the recommendations of the Board?
Vote direction is given
SH Declines to Vote after rebuttals
Thank you. I am recording a < For / Against / Abstain > vote on your < Fund Family name > investment(s) and will send a printed confirmation <for each> to < Registration Street address >.
For confirmation purposes, may I have your city, state and zip code?
< If appropriate >
We can be reached at < Campaign Toll Free Number > and are available weekdays between 9am and 11 EST and between < noon > and < 6pm > EST on Saturday.
Thank you for your time. Have a great < day / evening >.
For BEN Shareholders Only:
Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.
Thank you for your time and your vote. Have a great < day / evening >.
If Households for additional SHs:
Thank you. I see that < Other SH Name > also holds an investment. May I speak to them?
If yes
If no

Subject:  Thrivent Mutual Funds vote needed

Dear Shareholder:

You recently received a Thrivent Mutual Funds Proxy Vote packet in the mail regarding a proposed merger of Thrivent Growth and Income Plus Fund into Thrivent Moderately Aggressive Allocation Fund. Your vote matters. Early voting reduces the expense of additional proxy follow-up.

Vote quickly and easily in any one of these ways (have your proxy ballot on hand):

•	Online through the Vote Now button below, which brings you to Computershare (our partner-vendor retained to coordinate the proxy solicitation and voting).
•	Call 800-337-3503.
•	Mail back your proxy ballot in the postage-paid envelope that was included in your Proxy Vote packet.

Vote Now!

If you have any questions about the proxy, please call Computershare at 866-865-3843. Thank you for voting and being a Thrivent Mutual Funds shareholder.

David Royal

President

Thrivent Mutual Funds

This email was sent to provide important information about your account and/or services. You may receive service emails, even if you have requested not to receive email marketing offers from Thrivent Financial or Thrivent Distributors, LLC.

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Corporate Center 625 Fourth Ave. S. Minneapolis, MN 55415-1624 USA	Operations Center 4321 N. Ballard Rd. Appleton, WI 54919-0001 USA	Phone 800-847-4836

The principal underwriter for the Thrivent Mutual Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA. Thrivent Distributors, LLC is a wholly-owned subsidiary of Thrivent Financial for Lutherans.

2108336-050218